Exhibit 99.1
Conn’s, Inc. Reports Third Quarter Fiscal Year 2021 Financial Results

THE WOODLANDS, Texas, December 8, 2020 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of furniture and mattresses, home appliances, consumer electronics and home office products, and provider of consumer credit, today announced its financial results for the quarter ended October 31, 2020.
“Our third quarter results highlight the resilience of our unique hybrid retail and credit business model and the ability to de-risk our credit business while still supporting retail demand through our diverse credit offerings. As a result, we experienced another quarter of robust year-over-year growth of cash and third-party retail sales, which increased 32.7% over the prior fiscal year period and reflect strong demand for home-related products. We are also quickly expanding our digital and omnichannel capabilities to meet surging online trends and e-commerce sales increased nearly 61% during the quarter,” stated Norm Miller, Conn’s Chairman and Chief Executive Officer.
“The performance of our credit segment throughout the COVID-19 crisis demonstrates the success of the adjustments we made earlier this year to mitigate the potential impacts on our business of high unemployment and economic uncertainty. While retail sales financed by our in-house credit offering declined 27.9% from the prior fiscal year, our credit segment is benefitting from newer, higher quality originations and the highest rate of cash collections in over ten fiscal years. In addition, the reduction in the portfolio balance, driven by strong cash collections and higher cash and third-party sales, has contributed to significant year-to-date and third quarter operating cash flow and strengthened our balance sheet.”
“Same store sales improved sequentially reflecting the progress we are making to capture retail sales opportunities while prudently managing credit risk. I am proud of our response to the unprecedented challenges we have faced throughout the COVID-19 pandemic and our continued commitment to protect the health and safety of our employees, customers, and communities. This is a testament to the experience of our senior leadership team, the dedication of our employees and the value our credit and retail products provide our communities. As we successfully navigate this difficult period, I remain confident in the direction we are headed,” concluded Mr. Miller.

Third Quarter Results
Net income for the three months ended October 31, 2020 was $7.4 million, or $0.25 per diluted share, compared to net income for the three months ended October 31, 2019 of $11.5 million, or $0.39 per diluted share. On a non-GAAP basis, adjusted net income for the three months ended October 31, 2020 was $7.4 million, or $0.25 per diluted share. This compares to adjusted net income for the three months ended October 31, 2019 of $14.4 million, or $0.49 per diluted share, which excludes facility closure costs and write-off of software costs.

Retail Segment Third Quarter Results
Retail revenues were $259.9 million for the three months ended October 31, 2020 compared to $280.3 million for the three months ended October 31, 2019, a decrease of $20.4 million or 7.3%. The decrease in retail revenue was primarily driven by a decrease in same store sales of 10.9% and a decrease in repair service agreement commissions, partially offset by new store growth. The decrease in same store sales reflects proactive underwriting changes, combined with industry wide supply chain disruptions in certain product categories, each of which was the result of the COVID-19 pandemic.
For the three months ended October 31, 2020 and 2019, retail segment operating income was $15.2 million and $19.6 million, respectively. On a non-GAAP basis, adjusted retail segment operating income for the three months ended October 31, 2020 was $15.2 million. On a non-GAAP basis, adjusted retail segment operating income for the three months ended October 31, 2019 was $22.2 million after excluding impairments from exiting certain leases upon the relocation of three distribution centers into one facility and a gain from the sale of a cross-dock.
The following table presents net sales and changes in net sales by category:

	Three Months Ended October 31,						Same Store
(dollars in thousands)	2020	% of Total	2019	% of Total	Change	% Change	% Change
Furniture and mattress	$82,793	31.9%	$89,070	31.8%	$(6,277)	(7.0)%	(12.8)%
Home appliance	99,872	38.4	90,343	32.3	9,529	10.5	6.1
Consumer electronics	35,517	13.7	48,113	17.2	(12,596)	(26.2)	(29.3)
Home office	16,711	6.4	18,681	6.7	(1,970)	(10.5)	(13.9)
Other	4,264	1.6	4,026	1.4	238	5.9	19.8
Product sales	239,157	92.0	250,233	89.4	(11,076)	(4.4)	(8.7)
Repair service agreement commissions (1)	17,465	6.7	26,478	9.5	(9,013)	(34.0)	(27.9)
Service revenues	3,150	1.3	3,411	1.1	(261)	(7.7)
Total net sales	$259,772	100.0%	$280,122	100.0%	$(20,350)	(7.3)%	(10.9)%
(1) The total change in sales of repair service agreement commissions includes retrospective commissions, which are not reflected in the change in same store sales.

Credit Segment Third Quarter Results
Credit revenues were $74.2 million for the three months ended October 31, 2020 compared to $95.8 million for the three months ended October 31, 2019, a decrease of $21.6 million or 22.5%. The decrease in credit revenue was primarily due to a decrease of 16.0% in the average balance of the customer receivable portfolio, a decrease in insurance commissions due to a decline in the balance of sale of our in-house credit financing and a decrease in insurance retrospective income. The decrease was also due to a decline in the yield rate to 21.1% during the three months ended October 31, 2020, 60 basis points lower than the three months ended October 31, 2019. The decline in yield rate was primarily due to an increase in delinquencies.
Provision for bad debts was $27.4 million for the three months ended October 31, 2020 compared to $45.4 million for the three months ended October 31, 2019, a decrease of $18.0 million. The decrease was driven by a greater decrease in the allowance for bad debts during the three months ended October 31, 2020 compared to the three months ended October 31, 2019. The decrease in the allowance for bad debts was primarily driven by the year-over-year decrease in the customer accounts receivable portfolio.
Credit segment operating income was $8.9 million for the three months ended October 31, 2020, compared to $10.7 million for the three months ended October 31, 2019.  On a non-GAAP basis, adjusted credit segment operating income for the three months ended October 31, 2020 was $8.9 million. On a non-GAAP basis, adjusted credit segment operating income for the three months ended October 31, 2019 was $11.9 million after excluding impairments of software costs for a loan management system that was abandoned during the third quarter of fiscal year 2020 in connection with the implementation of a new loan management system.
Additional information on the credit portfolio and its performance may be found in the Customer Accounts Receivable Portfolio Statistics table included within this press release and in the Company’s Form 10-Q for the quarter ended October 31, 2020, to be filed with the Securities and Exchange Commission on December 8, 2020 (the “Third Quarter Form 10-Q”).

Showroom and Facilities Update
The Company opened two new Conn’s HomePlus® showrooms during the third quarter of fiscal year 2021 and has opened one new Conn’s HomePlus® showrooms, its first in Florida, during the fourth quarter of fiscal year 2021, bringing the total showroom count to 144 in 15 states. During the remainder of fiscal year 2021, the Company plans to open two new showrooms, bringing the total for fiscal year 2021 to nine new showrooms.

Liquidity and Capital Resources
As of October 31, 2020, the Company had $276.9 million of immediately available borrowing capacity under its $650.0 million revolving credit facility, prior to giving effect to a minimum liquidity requirement of $125.0 million pursuant to the third amendment to our revolving credit facility. The Company also had $107.8 million of unrestricted cash available for use.
Operating cash flow increased 316.6% year-over-year to $385.5 million for the nine months ended October 31, 2020 driven by growth of cash and third-party sales, strong cash payment rates on our customer receivables portfolio and a decline in Conn’s in-house credit originations. The increase in operating cash flow contributed to a reduction in net debt.
On October 16, 2020, the Company completed an ABS transaction resulting in the issuance and sale of $240.1 million aggregate principal amount of Class A and Class B Notes secured by customer accounts receivables and restricted cash held by a consolidated VIE, which resulted in net proceeds of $238.5 million, and an all-in cost of funds of 4.84%. Class C notes in aggregate principal amount of $62.9 million were also issued in the ABS transaction and were retained by the Company.

Conference Call Information
The Company will host a conference call on December 8, 2020, at 10 a.m. CT / 11 a.m. ET, to discuss its financial results for the three months ended October 31, 2020. Participants can join the call by dialing 877-451-6152 or 201-389-0879. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the earnings release, webcast and third quarter fiscal year 2021 conference call presentation will be available at ir.conns.com.
Replay of the telephonic call can be accessed through December 15, 2020 by dialing 844-512-2921 or 412-317-6671 and Conference ID: 13712704.
About Conn’s, Inc.
Conn’s is a specialty retailer currently operating 144 retail locations in Alabama, Arizona, Colorado, Florida, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia. The Company’s primary product categories include:
•Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;
•Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
•Consumer electronics, including LED, OLED, QLED, 4K Ultra HD, 8K and smart televisions, gaming products and home theater and portable audio equipment; and
•Home office, including computers, printers and accessories.
Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn’s provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party lease-to-own payment plans.
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; the effects of epidemics or pandemics, including the COVID-19 outbreak; the impact of our previous restatement and correction of the Company’s previously issued financial statements; the previously identified material weakness in the Company’s internal control over financial reporting and the Company’s ability to remediate that material weakness; the initiation of legal or regulatory proceedings with respect to the prior restatement and corrections; the adverse effects on the Company’s business, results of operations, financial condition and stock price as a result of the previous restatement and correction process; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues:
Total net sales	$259,772	$280,122	$769,838	$848,163
Finance charges and other revenues	74,386	96,005	248,396	282,535
Total revenues	334,158	376,127	1,018,234	1,130,698
Costs and expenses:
Cost of goods sold	160,378	170,453	484,015	509,746
Selling, general and administrative expense	122,158	125,608	350,443	371,006
Provision for bad debts	27,493	45,925	176,864	135,707
Charges and credits	—	3,837	3,589	3,142
Total costs and expenses	310,029	345,823	1,014,911	1,019,601
Operating income	24,129	30,304	3,323	111,097
Interest expense	11,563	15,051	39,778	43,944
Income (loss) before income taxes	12,566	15,253	(36,455)	67,153
Provision (benefit) for income taxes	5,147	3,784	(8,192)	16,201
Net income (loss)	$7,419	$11,469	$(28,263)	$50,952
Income (loss) per share:
Basic	$0.25	$0.39	$(0.97)	$1.65
Diluted	$0.25	$0.39	$(0.97)	$1.62
Weighted average common shares outstanding:
Basic	29,142,843	29,094,062	29,013,759	30,796,114
Diluted	29,483,481	29,710,740	29,013,759	31,353,834

CONN’S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues:
Product sales	$239,157	$250,233	$702,497	$759,256
Repair service agreement commissions	17,465	26,478	57,730	78,149
Service revenues	3,150	3,411	9,611	10,758
Total net sales	259,772	280,122	769,838	848,163
Finance charges and other	168	197	599	602
Total revenues	259,940	280,319	770,437	848,765
Costs and expenses:
Cost of goods sold	160,378	170,453	484,015	509,746
Selling, general and administrative expense	84,245	87,105	241,003	254,874
Provision for bad debts	72	535	422	645
Charges and credits	—	2,628	1,355	1,933
Total costs and expenses	244,695	260,721	726,795	767,198
Operating income	$15,245	$19,598	$43,642	$81,567
Retail gross margin	38.3%	39.2%	37.1%	39.9%
Selling, general and administrative expense as percent of revenues	32.4%	31.1%	31.3%	30.0%
Operating margin	5.9%	7.0%	5.7%	9.6%
Store count:
Beginning of period	141	131	137	123
Opened	2	6	6	14
End of period	143	137	143	137

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues:
Finance charges and other revenues	$74,218	$95,808	$247,797	$281,933
Costs and expenses:
Selling, general and administrative expense	37,913	38,503	109,440	116,132
Provision for bad debts	27,421	45,390	176,442	135,062
Charges and credits	—	1,209	2,234	1,209
Total costs and expenses	65,334	85,102	288,116	252,403
Operating income (loss)	8,884	10,706	(40,319)	29,530
Interest expense	11,563	15,051	39,778	43,944
Loss before income taxes	$(2,679)	$(4,345)	$(80,097)	$(14,414)
Selling, general and administrative expense as percent of revenues	51.1%	40.2%	44.2%	41.2%
Selling, general and administrative expense as percent of average outstanding customer accounts receivable balance (annualized)	11.5%	9.8%	10.2%	9.9%
Operating margin	12.0%	11.2%	(16.3)%	10.5%

CONN’S, INC. AND SUBSIDIARIES
CUSTOMER ACCOUNTS RECEIVABLE PORTFOLIO STATISTICS
(unaudited)

	As of October 31,
	2020	2019
Weighted average credit score of outstanding balances (1)	599	592
Average outstanding customer balance	$2,515	$2,735
Balances 60+ days past due as a percentage of total customer portfolio carrying value (2)(3)	11.5%	10.1%
Balances 60+ days past due (in thousands) (2)	$141,441	$152,825
Re-aged balance as a percentage of total customer portfolio carrying value (2)(3)	28.2%	27.8%
Re-aged balance (in thousands) (2)	$347,113	$422,771
Carrying value of account balances re-aged more than six months (in thousands) (3)	$98,307	$110,016
Allowance for bad debts and uncollectible interest as a percentage of total customer accounts receivable portfolio balance (4)	24.9%	13.6%
Percent of total customer accounts receivable portfolio balance represented by no-interest option receivables	18.0%	21.8%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Total applications processed	285,569	305,525	908,078	875,374
Weighted average origination credit score of sales financed (1)	618	608	615	608
Percent of total applications approved and utilized	22.7%	25.6%	21.6%	27.1%
Average income of credit customer at origination	$46,900	$46,100	$46,500	$45,700
Percent of retail sales paid for by:
In-house financing, including down payments received	51.5%	66.7%	52.6%	67.9%
Third-party financing	20.3%	18.5%	20.6%	17.5%
Third-party lease-to-own option	7.2%	7.0%	8.0%	7.2%
	79.0%	92.2%	81.2%	92.6%
(1)Credit scores exclude non-scored accounts.
(2)Accounts that become delinquent after being re-aged are included in both the delinquency and re-aged amounts.
(3)Carrying value reflects the total customer accounts receivable portfolio balance, net of deferred fees and origination costs, the allowance for no-interest option credit programs and the allowance for uncollectible interest.
(4)For the period ended October 31, 2020, the allowance for bad debts and uncollectible interest is based on the current expected credit loss methodology required under ASC 326. For the period ended October 31, 2019, the allowance for bad debts and uncollectible interest is based on the incurred loss methodology.

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	October 31, 2020	January 31, 2020

Assets
Current Assets:
Cash and cash equivalents	$107,822	$5,485
Restricted cash	78,374	75,370
Customer accounts receivable, net of allowances	489,841	673,742
Other accounts receivable	56,414	68,753
Inventories	216,161	219,756
Income taxes receivable	10,631	4,315
Prepaid expenses and other current assets	9,944	11,445
Total current assets	969,187	1,058,866
Long-term portion of customer accounts receivable, net of allowances	444,352	663,761
Property and equipment, net	191,079	173,031
Operating lease right-of-use assets	269,770	242,457
Deferred income taxes	44,725	18,599
Other assets	14,343	12,055
Total assets	$1,933,456	$2,168,769
Liabilities and Stockholders’ Equity
Current liabilities:
Current finance lease obligations	$769	$605
Accounts payable	74,338	48,554
Accrued expenses	90,191	63,090
Operating lease liability - current	37,663	35,390
Other current liabilities	13,801	14,631
Total current liabilities	216,762	162,270
Operating lease liability - non current	362,035	329,081
Long-term debt and finance lease obligations	800,586	1,025,535
Other long-term liabilities	25,602	24,703
Total liabilities	1,404,985	1,541,589
Stockholders’ equity	528,471	627,180
Total liabilities and stockholders’ equity	$1,933,456	$2,168,769

CONN’S, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(unaudited)
(dollars in thousands, except per share amounts)

Basis for presentation of non-GAAP disclosures:

To supplement the Condensed Consolidated Financial Statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides the following non-GAAP financial measures: adjusted retail segment operating income, adjusted credit segment operating income (loss), adjusted net income (loss) and adjusted net income (loss) per diluted share. These non-GAAP financial measures are not meant to be considered as a substitute for, or superior to, comparable GAAP measures and should be considered in addition to results presented in accordance with GAAP. They are intended to provide additional insight into our operations and the factors and trends affecting the business. Management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results.

RETAIL SEGMENT ADJUSTED OPERATING INCOME AND
RETAIL SEGMENT ADJUSTED OPERATING MARGIN

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Retail segment operating income, as reported	$15,245	$19,598	$43,642	$81,567
Adjustments:
Professional fees (1)	—	—	1,355	—
Facility relocation costs (2)	—	2,628	—	1,933
Retail segment operating income, as adjusted	$15,245	$22,226	$44,997	$83,500
Retail segment total revenues	$259,940	$280,319	$770,437	$848,765
(1)Represents professional fees associated with non-recurring expenses.
(2)Represents impairments from exiting certain leases upon the relocation of three distribution centers into one facility and the gain from the sale of a cross-dock during the three and nine months ended October 31, 2019. Includes an additional gain from increased sublease income related to the consolidation of our corporate headquarters during the nine months ended October 31, 2019.

CREDIT SEGMENT ADJUSTED OPERATING INCOME (LOSS) AND
CREDIT SEGMENT ADJUSTED OPERATING MARGIN

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Credit segment operating income (loss), as reported	$8,884	$10,706	$(40,319)	$29,530
Adjustments:
Professional fees (1)	—	—	2,234	—
Write-off of software costs (2)	—	1,209	—	1,209
Credit segment operating income (loss), as adjusted	$8,884	$11,915	$(38,085)	$30,739
Credit segment total revenues	$74,218	$95,808	$247,797	$281,933
(1)Represents professional fees associated with non-recurring expenses.
(2)Represents impairments of software costs for a loan management system that was abandoned during the third quarter of fiscal year 2020 related to the implementation of a new loan management system.

ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Net income (loss), as reported	$7,419	$11,469	$(28,263)	$50,952
Adjustments:
Professional fees (1)	—	—	3,589	—
Facility relocation costs (2)	—	2,628	—	1,933
Write-off of software cost (3)	—	1,209	—	1,209
Tax impact of adjustments	—	(861)	(804)	(705)
Net income (loss), as adjusted	$7,419	$14,445	$(25,478)	$53,389
Weighted average common shares outstanding - Diluted	29,483,481	29,710,740	29,013,759	31,353,834
Earnings (loss) per share:
As reported	$0.25	$0.39	$(0.97)	$1.62
As adjusted	$0.25	$0.49	$(0.88)	$1.70
(1)Represents professional fees associated with non-recurring expenses.
(2)Represents impairments from exiting certain leases upon the relocation of three distribution centers into one facility and the gain from the sale of a cross-dock during the three and nine months ended October 31, 2019. Includes an additional gain from increased sublease income related to the consolidation of our corporate headquarters during the nine months ended October 31, 2019.
(3)Represents impairments of software costs for a loan management system that was abandoned during the third quarter of fiscal year 2020 related to the implementation of a new loan management system.